As filed with the United States Securities and Exchange Commission on August 13, 2015
Registration No. 333-92841
Registration No. 333-120006
Registration No. 333-129725

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-92841
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-120006
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-129725

UNDER THE SECURITIES ACT OF 1933

CARDINAL HEALTH, INC.
(Exact name of registrant as specified in its charter)

Ohio	31-0958666
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7000 Cardinal Place
Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)

Cardinal Health, Inc. Broadly-based Equity Incentive Plan
Alaris Medical Systems, Inc. Non-Employee Director Stock Option Plan
Alaris Medical Systems, Inc. 2004 Stock Incentive Plan
Alaris Medical Systems, Inc. 1996 Stock Option Plan
Third Amended and Restated 1988 Stock Option Plan
(Full title of the plans)

Stephen T. Falk
Executive Vice President, General Counsel and Corporate Secretary
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
(614) 757-5000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 of Cardinal Health, Inc. (the “Registrant”):

•	Registration Statement on Form S-8 No. 333-92841

•	Registration Statement on Form S-8 No. 333-120006

•	Registration Statement on Form S-8 No. 333-129725
The Registrant is filing these Post-Effective Amendments relating to the employee benefit plans listed on the cover page of this Form S-8, each of which have expired, solely to deregister any and all securities previously registered under the Registration Statements with respect to such plans that remain unsold as of the date hereof and to terminate the effectiveness of the Registration Statements with respect to such plans.
Item 8.    Exhibits.

Exhibit No.	Description
24.1	Power of Attorney*

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on August 13, 2015.

CARDINAL HEALTH, INC.

By:	/s/ Stephen T. Falk
Stephen T. Falk
Executive Vice President, General Counsel and Corporate Secretary
Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chairman and Chief Executive Officer and Director (principal executive officer)	August 13, 2015
George S. Barrett

*	Chief Financial Officer (principal financial officer)	August 13, 2015
Michael C. Kaufmann

*	Senior Vice President and Chief Accounting Officer (principal accounting officer)	August 13, 2015
Stuart G. Laws

*	Director	August 13, 2015
David J. Anderson

*	Director	August 13, 2015
Colleen F. Arnold

*	Director	August 13, 2015
Carrie S. Cox

*	Director	August 13, 2015
Calvin Darden

*	Director	August 13, 2015
Bruce L. Downey

*	Director	August 13, 2015
Patricia A. Hemingway Hall

*	Director	August 13, 2015
Clayton M. Jones

*	Director	August 13, 2015
Gregory B. Kenny

*	Director	August 13, 2015
David P. King

*	Director	August 13, 2015
Richard C. Notebaert

* By:	/s/ Stephen T. Falk
Name:	Stephen T. Falk
Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
24.1	Power of Attorney*

* Filed herewith.

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